UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2015

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2015, PennyMac Mortgage Investment Trust (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) in Moorpark, California for the purpose of: (i) electing four (4) Class III trustees to serve on the Company’s board of trustees (the “Board”) until its 2018 Annual Meeting of Shareholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) approving, by non-binding vote, the Company’s executive compensation. The total number of common shares of beneficial interest entitled to vote at the Meeting was 74,585,222, of which 63,038,756 shares, or 84.51%, were present in person or by proxy.

Proposal 1: The election of four (4) Class III trustees to serve on the Board until the 2018 Annual Meeting of Shareholders.

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Stanford L Kurland	43,725,878	1,154,871	18,158,007
David A. Spector	43,205,854	1,674,895	18,158,007
Randall D. Hadley	44,446,903	433,846	18,158,007
Clay A. Halvorsen	44,315,694	565,055	18,158,007

All Class III trustee nominees were elected. The other continuing trustees of the Company are Scott W. Carnahan, Preston DuFauchard, Nancy McAllister, Stacey D. Stewart and Frank P. Willey.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes

62,475,184	429,089	134,483	0

Proposal 3: Approval, by non-binding vote, of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

42,409,156	1,391,549	1,080,044	18,158,007

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: June 5, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer